STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is entered into this22nd day of September, 2000 by and between CyberAmerica Corporation ("CyberAmerica") a Nevada corporation with its principal office located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, and John R. Chapman, an individual
("Chapman") with principal offices located at 268 West 400 South, Suite 200, Salt Lake City, Utah 84101.

         WHEREAS, Chapman is currently an owner of 200,000 shares of the common stock of Wasatch Capital Corporation, (the "Shares") which represent 20% of the issued and outstanding shares of such stock;

         WHEREAS, CyberAmerica is currently an owner of 200,000 shares of the common stock of Wasatch Capital Corporation and desires to acquire from Chapman the 200,000 shares that he holds in said Wasatch Capital Corporation; and


         WHEREAS, Chapman and CyberAmerica wish to resolve all claims between them and settle these obligations at the same time as the transfer of the Chapman Shares in Wasatch Capital is made to CyberAmerica by Chapman.

         NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1. Exchange. CyberAmerica will transfer to Chapman or assigns on September 20, 2000:

     a.   146,286 restricted shares of the common stock of CyberAmerica.

     b.   53,900 shares of CyberStudio, Inc., a Nevada corporation.

     c. 100,000 shares of the common stock of Cyberbotanical, Inc., a Nevada corporation.

     d.   15,000 shares of Canton's Commercial Carpet Corporation.

     e. 22,000 shares of West Jordan Real Estate Holdings, Inc. a Utah corporation.

     f. CyberAmerica will settle $12,951.40 of debts owed by Chapman to Canton's Commercial Carpet Corporation for rent in the building located at 268 West 400 South, Salt Lake City, Utah 84101.

 and Chapman will:

     a. Deliver the Shares (200,000 shares of common stock in Wasatch Capital Corporation) with all the necessary executed medallion stock powers to transfer ownership to CyberAmerica for delivery no later than September 22, 2000.



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2.   Termination.  This  Agreement  may be  terminated  at any time prior to the
     Closing Date:


     A.   By Chapman or CyberAmerica:

               (1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in judgement of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

               (2) If the Closing shall have not occurred prior to September 29, 2000, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

     B.   By CyberAmerica:

               (1) If Chapman shall fail to comply in any material respect with any of his covenants or agreements contained in this Agreement or if any of the representations or warranties of Chapman contained herein shall be inaccurate in any material respect; or

     C.   By Chapman:

               (1) If CyberAmerica shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CyberAmerica contained herein shall be inaccurate in any material respect;

         In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3. Representations and Warranties of Chapman. Chapman hereby represents and warrants that effective this date and the Closing Date, the following representations are true and correct:

     A. Authority. Chapman has the full power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.

     B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Chapman to which Chapman is a party and has been duly authorized by all appropriate and necessary action.

     C. Deliverance of Shares. As of the Closing Date, the Shares to be delivered to CyberAmerica will be and constitute valid and legally issued shares of Wasatch Capital Corporation, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of Wasatch Capital Corporation common stock.


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4.   Representations and Warranties of CyberAmerica.

         CyberAmerica hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

     A. Corporate Authority. CyberAmerica has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of CyberAmerica has duly authorized the execution, delivery, and performance of this Agreement.

     B. Guaranty for CyberAmerica Shares. For a period of three years from the date hereof, should the complete liquidation of the 146,286 shares of CyberAmerica stock transferred to Chapman fail to generate $146,286 in gross proceeds from sales into the marketplace, CyberAmerica will, at its option, either issue sufficient new shares to cover the shortfall, valued at the bid price on the date of such a claim or make a payment in cash for the amount of any such shortfall. No duty or obligation falls upon CyberAmerica until written notification of a claim under this paragraph is received by CyberAmerica and no claim may be submitted after the date that this guaranty expires.

     B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of CyberAmerica to which CyberAmerica is a party and has been duly authorized by all appropriate and necessary action.

5. Closing. The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before September 22, 2000.

6. Conditions Precedent of CyberAmerica to Effect Closing. All obligations of Chapman under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

     A. The representations and warranties by or on behalf of CyberAmerica contained in this Agreement or in any certificate or documents delivered to CyberAmerica pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

     B. CyberAmerica shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     C.   All  instruments and documents  delivered to CyberAmerica  pursuant to
          the   provisions   hereof   shall  be   reasonably   satisfactory   to
          CyberAmerica's legal counsel.

7. Conditions Precedent of Chapman to Effect Closing. All obligations of CyberAmerica under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:



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     A.   The  representations  and  warranties  by  or  on  behalf  of  Chapman contained in this Agreement or in any certificate or documents delivered to Chapman pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

     B.   Chapman  shall  have   performed  and  complied  with  all  covenants,
          agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     C. All instruments and documents delivered to Chapman pursuant to the provisions hereof shall be reasonably satisfactory to Chapman's legal counsel.

8. Damages and Limit of Liability. Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgement.

11. Default at Closing. Notwithstanding the provisions hereof, if Chapman shall fail or refuse to deliver any of the Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by Chapman and CyberAmerica at its option and without prejudice to its rights against such


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


     defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to Chapman.

12. Costs and Expenses. CyberAmerica and Chapman shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement. CyberAmerica and Chapman have been represented by their own attorneys in this transaction, and shall pay the fees of their attorneys, except as may be expressly set forth herein to the contrary.

13. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

         To Chapman:                               To CyberAmerica:
         268 West 400 South, Suite 200             CyberAmerica Corporation
         Salt Lake City, Utah 84101                268 West 400 South, Suite 300
                                                   Salt Lake City, Utah 84101

14.  Miscellaneous.

     A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     C. Brokers. Neither party has employed any brokers or finders with regard to this Agreement not disclosed herein.

     D. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     F. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary. Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator. The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such Courts in such suit, action or legal proceeding and waives any objection to the laying of venue in, or the jurisdiction of, said Courts.

     G. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

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     H.   Entire Agreement.  The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

     I.   Severability.   If  any  part  of  this  Agreement  is  deemed  to  be
          unenforceable the balance of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

         Chapman                                   CyberAmerica, Inc.,
                                                   a Nevada corporation


         /s/ John R. Chapman                       By:/s/Richard D. Surber
         -------------------                       -------------------------
         John R. Chapman                           Name: Richard D. Surber







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